EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22219) of Zenith National Insurance Corp. of our report dated June 26, 2007 relating to the financial statements and supplemental schedule of The Zenith 401(k) Plan as of December 31, 2006 and 2005, and for the year then ended December 31, 2006, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 28, 2007